UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 18, 2020

GREENSKY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38506	82-2135346
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5565 Glenridge Connector	Suite 700	30342
Atlanta,	Georgia	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (678) 264-6105
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	GSKY	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 18, 2020, GS Investment I, LLC (the “SPV”), a special purpose vehicle and indirect subsidiary of GreenSky, Inc. (the “Company”), entered into Amendment No. 3 (the “Credit Agreement Amendment”) to the Warehouse Credit Agreement, dated May 11, 2020 (the “Credit Agreement”), by and among the SPV, as borrower, the lenders party thereto from time to time (the “Lenders”), and JPMorgan, as administrative agent. As disclosed in the Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 15, 2020, the Credit Agreement provides an asset-backed revolving credit facility to finance purchases by the SPV of participation interests in loans originated through the GreenSky program (the “SPV Facility”).

The Credit Agreement Amendment made the following changes to the SPV Facility, among others:

•increased the amount of the Lenders’ revolving commitment from $300 million to $555 million, including $500 million under the Class A commitment and $55 million under the Class B commitment;
•established terms for the Class B commitment, including the advance rate for the Class B loans and an interest rate on the Class B loans under the SPV Facility equal to a fixed spread over 1-month LIBOR; and
•extended the commitment termination date from May 10, 2021 to December 17, 2021 and extended the maturity date from May 10, 2022 to December 17, 2023.

With the addition of the Class B commitment, the Company now expects that the advance rate under the SPV Facility will be approximately 84% (on average) of the principal balance of the purchased participations, an increase from approximately 70%.

The Company has engaged in, and may, in the future, engage in, other commercial dealings with JPMorgan and its affiliates in the ordinary course of business. JPMorgan or its affiliates served as a joint lead book running manager for the Company’s initial public offering; served as exclusive agent in connection with the Company’s 10b5-1 repurchase program; serve as an administrative agent, collateral agent, issuing bank, joint lead arranger and joint lead bookrunner for the Company’s Credit Agreement dated August 25, 2017, as amended; and served as a financial advisor to the Company’s Board of Directors. JPMorgan has received, and may, in the future, receive, customary fees and commissions for those transactions.

For additional information regarding the SPV Facility, see the Form 8-K filed by the Company with the SEC on May 15, 2020. The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that reflect the Company’s current views with respect to, among other things, the impact of the SPV Facility on the GreenSky program and the advance rate under the SPV Facility. You generally can identify these statements by the use of words such as “outlook,” “potential,” “continue,” “may,” “seek,” “approximately,” “predict,” “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These risks and uncertainties include those risks described in GreenSky’s filings with the Securities and Exchange Commission and include, but are not limited to, risks related to the extent and duration of the COVID-19 pandemic and its impact on the Company, its bank partners and merchants, GreenSky program borrowers, loan demand (including, in particular, for elective healthcare procedures), the capital markets and the economy in general; the Company’s ability to retain existing, and attract new, merchants and bank partners or other funding partners, including the risk that one or more bank partners do not renew their funding commitments or reduce existing commitments; its future financial performance, including trends in revenue, cost of revenue, gross profit or gross margin, operating expenses, and free cash flow; changes in market interest rates; increases in loan delinquencies; its ability to operate successfully in a highly regulated industry; the effect of management changes; cyberattacks and security vulnerabilities in its products and services; and the Company’s ability to compete successfully in highly competitive markets. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, GreenSky disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENSKY, INC.

Date:	December 22, 2020	By:	/s/ Andrew Kang
		Name:	Andrew Kang
		Title:	Executive Vice President and Chief Financial Officer